RESTATED BYLAWS

OF

SKY QUARRY INC.

(A DELAWARE CORPORATION)

SKY QUARRY INC.

RESTATED BYLAWS

TABLE OF CONTENTS

Page

Number

ARTICLE ONE - OFFICES1

Section 1. Registered Office1

Section 2. Other Offices1

ARTICLE TWO - MEETINGS OF SHAREHOLDERS1

Section 1. Place1

Section 2. Time of Annual Meeting1

Section 3. Call of Special Meetings1

Section 4. Conduct of Meetings1

Section 5. Notice and Waiver of Notice2

Section 6. Business of Special Meeting2

Section 7. Quorum2

Section 8. Voting Per Share3

Section 9. Voting of Shares3

Section 10. Proxies3

Section 11. Shareholder List4

Section 12. Action Without Meeting4

Section 13. Fixing Record Date4

Section 14. Inspectors and Judges5

Section 15. Voting for Directors5

ARTICLE THREE - DIRECTORS5

Section 1. Number, Election and Term.5

Section 2. Vacancies5

Section 3. Powers6

Section 4. Place of Meetings6

Section 5. Annual Meeting6

Section 6. Regular Meetings6

Section 7. Special Meetings and Notice6

Section 8. Quorum; Required Vote; Presumption of Assent6

Section 9. Action Without Meeting7

Section 10. Conference Telephone or Similar Communications Equipment Meetings7

Section 11. Committees7

Section 12. Compensation of Directors7

Section 13. Chairman of the Board8

ARTICLE FOUR - OFFICERS8

Section 1. Positions8

Section 2. Election of Specified Officers by Board8

Section 3. Election or Appointment of Other Officers8

Section 4. Salaries8

Section 5. Term; Resignation8

Section 6. President9

Section 7. Vice Presidents9

Section 8. Secretary9

Section 9. Treasurer9

Section 10. Other Officers, Employees and Agents9

ARTICLE FIVE - CERTIFICATES FOR SHARES10

Section 1. Issue of Certificates10

Section 2. Legends for Preferences and Restrictions on Transfer10

Section 3. Facsimile Signatures10

Section 4. Lost Certificates11

Section 5. Transfer of Shares11

Section 6. Registered Shareholders11

ARTICLE SIX - GENERAL PROVISIONS11

Section 1. Dividends11

Section 2. Reserves11

Section 3. Checks11

Section 4. Fiscal Year11

Section 5. Seal12

Section 6. Gender12

ARTICLE SEVEN - AMENDMENTS OF BYLAWS12

- ii -

SKY QUARRY INC.

RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1.Registered Office.  The registered office of  SKY QUARRY INC., a Delaware corporation (the “Corporation”), shall be Corporation Trust Center, 1209 Orange Street, New Castle County, Delaware 19801, unless otherwise designated by the Board of Directors.

Section 2.Other Offices.  The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may determine from time to time or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

Section 1.Place.  All annual meetings of shareholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Special meetings of shareholders may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.Time of Annual Meeting.  Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.Call of Special Meetings.  Special meetings of the shareholders shall be held if called by the Board of Directors, the President, or if the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4.Conduct of Meetings.  The Chairman of the Board (or in his or her absence, such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

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Section 5.Notice and Waiver of Notice.  Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.  Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6.Business of Special Meeting.  Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7.Quorum. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8.Voting Per Share.  Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share (as hereinafter defined) held by him, her or it on each matter voted at a shareholders' meeting.

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Section 9.Voting of Shares.  A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.  Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate.  In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.  Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, her or it, either in person or by proxy, without a transfer of such shares into his, her or its name.  Shares standing in the name of a trustee may be voted by him, her or it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, her or it without a transfer of such shares into his, her or its name or the name of his, her or its nominee.  Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his, her or its name.  If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:  (a) if only one votes, in person or by proxy, his, her or its act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest.  The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10.Proxies.  Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder’s shares in person or by proxy.  Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him, her or it by signing an appointment form, either personally or by his, her or its attorney-in-fact.  An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.  An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent who is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.  The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his, her or its authority under the appointment.  An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

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Section 11.Shareholder List.  After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, the address of each such shareholder, and the number and class and series, if any, of shares held by each shareholder.  The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar.  Any shareholder of the Corporation or his, her or its agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of law), during regular business hours and at his, her or its expense, during the period it is available for inspection.  The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his, her or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 12.Action Without Meeting.  Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting of shareholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting.

Section 13.Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 14.Inspectors and Judges.  The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof.  If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the

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meeting, or at the meeting by the person presiding thereat.  The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them, and execute a certificate of any fact found by him, her or them.

Section 15.Voting for Directors.  Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

ARTICLE THREE

DIRECTORS

Section 1.Number, Election and Term.  The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors.  The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article Three, and each director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death.  Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, shareholders of the Corporation or citizens of the United States.  Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.

Section 2.Vacancies.  A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board.  Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

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Section 3.Powers.  Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 4.Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

Section 5.Annual Meeting.  The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

Section 6.Regular Meetings.  Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7.Special Meetings and Notice.  Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors.  Written notice of special meetings of the Board of Directors shall be given to each director at least three (3) business days before the meeting and shall specify the purpose or purposes for which the meeting has been called. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be received.  Notice to directors may also be given by telegram, teletype or other form of electronic communication.  Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 8.Quorum; Required Vote; Presumption of Assent.  A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.  The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.  A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

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Section 9.Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.  Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.  A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

Section 10.Conference Telephone or Similar Communications Equipment Meetings.  Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11.Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute.  Each committee must have two or more members who serve at the pleasure of the Board of Directors.  The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee.  Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

Section 12.Compensation of Directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.Chairman of the Board.  The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees.  The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors.  The Chairman of the Board shall be a member of the Board of Directors but

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no other officers of the Corporation need be a director.  The Chairman of the Board shall serve until his or her successor is chosen and qualified, but he or she may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 1.Positions.  The officers of the Corporation shall consist of a Chief Executive Officer or President, a Chief Operating Officer or Vice President, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board and/or more Vice Presidents.  Any two or more offices may be held by the same person.

Section 2.Election of Specified Officers by Board.  The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, a Vice President, a Secretary, a Treasurer and may elect more Vice Presidents.

Section 3.Election or Appointment of Other Officers.  Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation.  The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

Section 4.Salaries.  The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion.  The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his or her direction.

Section 5.Term; Resignation.  The officers of the Corporation shall hold office until their successors are chosen and qualified.  Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors.  Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors.  Any officer of the Corporation may resign from his or her respective office or position by delivering notice to the Corporation.  Such resignation is effective when delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

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Section 6.President.  The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the shareholders and the Board of Directors.  Initially, David Sealock shall be the Chief Executive Officer and President of the Corporation.

Section 7.Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may delegate from time to time. Initially, Marcus Laun shall be the most senior Vice-President of the Corporation.

Section 8.Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.  He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.  Initially, Harrison Kordestani shall be the Secretary of the Corporation.

Section 9.Treasurer.  The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his or her transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.  Initially, Marcus Laun shall be the Treasurer of the Corporation.

Section 10.Other Officers, Employees and Agents.  Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him, her or it by the Board of Directors, the officer so appointing him, her or it and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

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ARTICLE FIVE

CERTIFICATES FOR SHARES

Section 1.Certificate of Shares.  Shares of the corporation’s stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation’s stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation’s certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation.

Section 2.Legends for Preferences and Restrictions on Transfer.  The designations, relative rights, preferences and limitations applicable to each  class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.  Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.  If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW.  THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT

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HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

Section 3.Facsimile Signatures.  The signatures of the Chairman of the Board, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of the issuance.

Section 4.Lost Certificates.  Except as provided in this Section 4, no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate or uncertified shares.

Section 5.Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE SIX

GENERAL PROVISIONS

Section 1.Dividends.  From time to time, the Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

BYLAWS – SKY QUARRY INC.

Section 2.Reserves.  The Board of Directors may create by resolution a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3.Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

Section 4.Fiscal Year.  The fiscal year of the Corporation shall end on December 31st of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 5.Seal.  The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.Gender.  All pronouns used in these Bylaws in any gender shall extend to and shall include all other genders as the context may require.

ARTICLE SEVEN

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

BYLAWS – SKY QUARRY INC.

SECRETARY'S CERTIFICATE OF ADOPTION OF RESTATED BYLAWS

OF

SKY QUARRY INC.,

a Delaware corporation

I, the undersigned, do hereby certify:

1.That I am the duly elected and acting Secretary of Sky Quarry Inc., a Delaware corporation.

2.That the foregoing Restated Bylaws constitute the Revised Bylaws of said corporation as adopted by Unanimous Written Consent of the Board of Directors dated as of July 28, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand as of July 28, 2020.

_________________________________

HARRISON KORDESTANI
Corporate Secretary

Attested:

DAVID SEALOCK

Chief Executive Officer

BYLAWS – SKY QUARRY INC.

AMENDMENT TO

RESTATED BYLAWS

The undersigned, being the duly acting and appointed Secretary of Sky Quarry Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following amendment (the “Amendment”) to the Restated Bylaws of the Corporation adopted on July 28, 2020 (the “Bylaws”), was approved as an amendment to the Bylaws by action of the Board of Directors of the Corporation at a duly called meeting held on June 16, 2021.

AMENDMENT

1.Article Three, Section 7 of the Bylaws is hereby amended and restated to read in its entirety as follows:

Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to (i) each director, and (ii) JPMorgan Chase Bank, N.A. (or its designee) (the “JPM Stockholder”) for so long as the JPM Stockholder or one of its affiliates is a stockholder of the Corporation, in each case, at least three (3) business days before the meeting and shall specify the purpose or purposes for which the meeting has been called. Notices to directors and the JPM Stockholder shall be in writing and delivered personally or mailed to the directors and the JPM Stockholder at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors and the JPM Stockholder may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.Article Three, Section 8 of the Bylaws is hereby amended and restated to read in its entirety as follows:

Section 8. Quorum; Required Vote; Presumption of Assent. The presence of a majority of the directors then in office shall constitute a quorum for the transaction of business at a meeting; provided, however, that such majority must include the Series A Director (as such term is defined in the Certificate of Designation of Series A Preferred Stock of the Corporation); provided further that if the Series A Director is not present for three consecutive duly called meetings, then the presence of a majority of Directors shall constitute a quorum for the next duly called meeting. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors. The act of a majority of the directors present at a meeting at which a quorum and the is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

3.Except as expressly amended as set forth herein, the Bylaws shall remain in full force and effect in accordance with their terms.

For and on behalf of SKY QUARRY INC.

Harrison Kordestani, Secretary